Exhibit 23.2

September 29, 2008

United States Securities and
Exchange Commissioner
Washington, DC 20549

FORM S-3 REGISTRATION STATEMENT
INVESTORS REAL ESTATE TRUST

TO WHOM IT MAY CONCERN:

We consent to the incorporation directly or by reference in the Registration Statement of Investors Real Estate Trust, on Form S-3 dated September 29, 2008, of our Legality and Tax Matters opinion letters dated September 29, 2008.  In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

PRINGLE & HERIGSTAD, P.C.

By: /s/ David Hogue
David Hogue